Exhibit 23.2

AUDIT ALLIANCE LLP®

A Top 18 Audit Firm

10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this amendment to the Registration Statement on Form F-1 (Registration No. 333-259012) of our report dated October 31, 2023, with respect to the consolidated financial statements of ICZOOM GROUP INC. as of June 30, 2023 and for the year ended June 30, 2023 which appears in the annual report on Form 20-F of ICZOOM GROUP INC. for the year ended June 30, 2023. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

Singapore

March 11, 2024